Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Emerging Markets Fund, which is included in Post-Effective Amendment No. 76 to the Registration Statement No. 811-03855 on Form N-1A of Fidelity Advisor Series VIII.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
March 10, 2004